SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            December 29, 2004

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                    Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On December 29, 2004, the Company entered into a Second Amendment to Fifth Amended and Restated Credit Agreement and Waiver (the “Second Amendment”), dated as of December 29, 2004, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.  A copy of the Second Amendment, which is an amendment to the Company’s primary revolving credit facility, is attached hereto as Exhibit 99.1.  The Second Amendment, among other things (1) decreased fees and pricing on borrowings in certain circumstances, (2) increased the domestic letters of credit subcommitment for a specified time period, (3) increased the dollar amount threshold for a money judgment that may constitute an event of default, and (4) waived various pledge and security requirements otherwise applicable to certain assets of the Company’s subsidiaries.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description
99.1

Second Amendment to Fifth Amended and Restated Credit Agreement and Waiver, dated as of December 29, 2004, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: January 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1

Second Amendment to Fifth Amended and Restated Credit Agreement and Waiver, dated as of December 29, 2004, among the Company (and certain direct and indirect subsidiaries), the lenders listed therein, and Wachovia Bank, National Association.